Exhibit 99.2

FOR IMMEDIATE RELEASE

FUBO CLOSED Q2 FISCAL 2026 WITH RECORD GLOBAL REVENUE, REAFFIRMS FISCAL YEAR 2026 GUIDANCE AND LONG-TERM FINANCIAL TARGETS

Live TV Streaming Company Advances Cross-Selling Integrations with Disney to Drive Subscriber Growth

NEW YORK – MAY 6, 2026 – FuboTV Inc. (NYSE: FUBO) today announced its financial results for its second quarter fiscal 2026 ended March 31, 2026.

Q2 Fiscal 2026 Highlights1

Global Results

●	Revenue of $1.574 billion, compared to Q2 fiscal 2025 revenue of $1.125 billion. This represents a 1% year-over-year (“YoY”) increase versus Q2 fiscal 2025 Pro Forma Revenue of $1.564 billion.

●	Total North America Subscribers of 5.7 million, compared to 5.9 million in Q2 fiscal 2025.

●	Net Loss of $6.2 million, compared to $40.9 million Net Loss in Q2 fiscal 2025 (or Q2 fiscal 2025 Pro Forma Net Income of $120.6 million).[2]

1 To facilitate comparability between periods, the following presents Fubo’s Q2 fiscal 2026 results compared to Fubo’s results for the corresponding three month period ended March 31, 2025 (“Q2 fiscal 2025”) on an as-reported basis and pro forma basis, which gives effect to the Company’s business combination with Hulu + Live TV as if it had been completed at the beginning of the first period presented.

2 Q2 fiscal 2025 Pro Forma Net Income was positively impacted by a $220 million net gain related to the settlement of litigation.

●	Adjusted EBITDA[3] of $37.7 million, compared to Q2 fiscal 2025 Pro Forma Adjusted EBITDA[3] of $1.4 million.

●	Cash Position: Fubo ended the quarter with $244 million in cash, cash equivalents and restricted cash on hand.

●	Earnings Per Share (“EPS”) Loss of $0.07.

North America (“NA”) Results

●	Revenue of $1.566 billion, compared to Q2 fiscal 2025 Revenue of $1.125 billion. This represents a 1% YoY increase versus Q2 fiscal 2025 Pro Forma Revenue of $1.556 billion.

●	Total NA Paid Subscribers of 5.7 million, compared to 5.9 million in Q2 fiscal 2025.

Rest of World (“ROW”) Results

●	Revenue of $8.3 million, compared to Q2 fiscal 2025 Revenue of $0 million. This is flat versus Q2 fiscal 2025 Pro Forma Revenue of $8.3 million.

●	Total ROW Paid Subscribers of 328,000, compared to 354,000 in Q2 fiscal 2025.

News Announced Today

Fubo-Disney Cross-Selling and Product Integrations

Unlocking the synergies of the Fubo and Hulu + Live TV business combination, Fubo today announced progress towards the following integrated experiences:

●	Hulu Live’s content packages are now available in Fubo’s aggregated eCommerce flow, giving customers the option to subscribe to the programming plan that’s right for them. Customers will be able to choose from multiple sports and entertainment streaming options at different price points (Fubo Sports, Fubo Pro, Hulu + Live TV, Fubo Latino, and Hulu + Live TV Español) all through the Fubo website.

●	ESPN.com’s “Where to Watch” pages will soon link directly to Fubo, offering easy click access for sports fans looking to stream their favorite teams and live games.

●	The Fubo Sports service is expected to be available in ESPN’s ecommerce flow in the first half of 2027, through a previously announced reseller and marketing arrangement to expand the reach and distribution of the Fubo services. Fubo Sports includes ESPN Unlimited as well as FOX and CBS programming among other sports networks.

3 Adjusted EBITDA and Pro Forma Adjusted EBITDA are non-GAAP financial measures. For a reconciliation of these measures to the most directly comparable U.S. GAAP financial measures, Net Income (Loss) and Pro Forma Net Income (Loss) (prepared in accordance with Article 11 of Regulation S-X), respectively, for historical periods, please refer to the “Reconciliation of Key Performance Metrics and Non-GAAP Financial Measures” section of this press release. See “Basis of Presentation” and “Key Performance Metrics and Non-GAAP Financial Measures” for more information.

AI Assistant

Fubo continues to personalize its sports-first streaming experience with the implementation of AI-driven product features. The Company is developing an AI Assistant that will enable customers to search their DVR’d content for sports on the Fubo platform through casual conversation (rather than voice commands). The Company plans to initially launch the AI Assistant on Roku, Apple TV and mobile this fall. Fubo also plans to extend this feature to news and entertainment programming.

Guidance and Long-Term Financial Targets

●	Fubo is reaffirming its Fiscal 2026 Pro Forma Adjusted EBITDA[4] guidance range of $80 million to $100 million.

●	Fubo is reaffirming its Fiscal 2028 Adjusted EBITDA[4] target of at least $300 million.

●	Positive Free Cash Flow[4] remains expected in Fiscal 2027 and Fiscal 2028 under Fubo’s current operating plan.

●	Fiscal 2026 ending cash, cash equivalents and restricted cash is expected to be at least $200 million.

Message from Fubo Co-founder and CEO David Gandler

“Fubo’s second quarter Fiscal Year 2026 results, including record revenue of $1.6 billion, demonstrate the growing strength and scale of our business. We are also pleased to reiterate our confidence in our Fiscal 2026 guidance and our Fiscal 2028 Adjusted EBITDA target of at least $300 million. Looking ahead, we are making progress on multiple new integrations with Disney, leveraging the content portfolios of Fubo and Hulu + Live TV, which are expected to drive sustained subscriber, revenue and Adjusted EBITDA growth while delivering on the consumer promise of our business combination.”

Shareholder Letter

Complete Q2 fiscal 2026 results are detailed in Fubo’s shareholder letter available on the Company’s Investor Relations website and included as an exhibit in the Current Report on Form 8-K furnished with the SEC on May 6, 2026.

4 Free Cash Flow is a non-GAAP financial measure. The Company is not providing a reconciliation of forward-looking Pro Forma Adjusted EBITDA, Adjusted EBITDA or Free Cash Flow to the most directly comparable U.S. GAAP measures, Pro Forma Net income (Loss) (prepared in accordance with Article 11 of Regulation S-X), Net Income (Loss) and net cash provided by (used in) operating activities, respectively, because the Company does not currently have sufficient information to accurately estimate all of the variables and individual adjustments for such reconciliation. As such, the Company cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results. See also “Basis of Presentation” and “Key Performance Metrics and Non-GAAP Financial Measures.”

Live Webcast

Gandler and CFO John Janedis will host a live conference call today at 10 a.m. ET to deliver brief remarks on the quarter followed by a question-and-answer session. The live webcast will be available on the Events & Presentations page of Fubo’s Investor Relations website. An archived replay of the webcast will be available on our website shortly after the conclusion of the call. Participants should join the call at least 10 minutes before to ensure that they are connected prior to the event.

About FuboTV Inc.

FuboTV Inc. (NYSE: FUBO) is a consumer-first live TV streaming company with the mission of delivering premium sports, news and entertainment programming through a best-in-class user experience that offers greater choice, flexibility and value. The sixth largest Pay TV company in the U.S. (UBS estimates) and ranked among Fast Company’s Most Innovative Companies (2026) and the Financial Times’ The Americas’ Fastest-Growing Companies (2026, 2025), FuboTV Inc. owns Hulu + Live TV (entertainment), Fubo (sports) and Molotov (entertainment and sports), which stream in markets around the globe. FuboTV Inc. is an affiliate of The Walt Disney Company.

Learn more at https://fubo.tv

Basis of Presentation

On October 29, 2025 (the “Closing Date”), FuboTV Inc. (the “Company” or “Fubo”), The Walt Disney Company (“Disney”) and Hulu, LLC (“Hulu”) consummated the transactions contemplated by the Business Combination Agreement, dated as of January 6, 2025, by and among Fubo, Disney and Hulu, pursuant to which the parties combined Fubo’s existing business with Disney’s Hulu + Live TV business (the “Hulu Live Business” and, such transactions, collectively, the “Business Combination”).

The Company has accounted for the Business Combination as a reverse acquisition of the Company using the acquisition method of accounting in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), with the Hulu Live Business treated as the accounting acquirer. Accordingly, commencing with the fiscal quarter ended December 31, 2025, the historical combined carve-out financial statements of the Hulu Live Business are presented as the historical financial statements of the Company. Prior to the Business Combination, the Hulu Live Business operated as part of Hulu, which is controlled and consolidated by Disney, and, therefore, its historical financial statements were prepared on a carve-out basis from Disney and Hulu, including allocations of certain corporate costs, shared services, and assets and liabilities that were not historically operated or financed on a standalone basis. As a result, the historical results of the Hulu Live Business are not necessarily comparable to the results of the Company following the Business Combination.

To facilitate comparability between periods, we have also included supplemental unaudited pro forma condensed combined financial information, including Pro Forma Revenue and Pro Forma Net Income (Loss), giving effect to the Business Combination as if it had been consummated at the beginning of the first period presented. The unaudited pro forma condensed combined financial information has been prepared in accordance with U.S. GAAP and Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information is based on the historical combined carve-out financial statements of the Hulu Live Business and the historical consolidated financial statements of Fubo, as adjusted to give effect to the Business Combination and related transactions. This information is provided for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

Prior to the closing of the Business Combination, the Hulu Live Business’s fiscal year ended on the Saturday closest to September 30, and the Company’s historical fiscal year end was December 31. Effective as of the Closing Date, the Company changed its fiscal year end to September 30, with its first full fiscal year following the Closing Date to end on September 30, 2026.

Key Performance Metrics and Non-GAAP Financial Measures

Total Subscribers

Total Subscribers represent the total number of subscribers to our live TV streaming services, including Fubo and Hulu + Live TV, who have completed registration, have activated a payment method (reflecting one paying subscriber per plan), and from whom payment was collected during the month ending the relevant period. Subscribers participating in free or trial offerings are excluded from this metric. We believe the number of total paid subscribers is a useful metric for gauging the size of our user base following the business combination with Hulu + Live TV. For comparative purposes, Total Subscribers for periods ended prior to the Closing Date gives effect to the Business Combination as if it had been completed at the beginning of such period.

Adjusted EBITDA and Pro Forma Adjusted EBITDA

Adjusted EBITDA and Pro Forma Adjusted EBITDA are non-GAAP financial measures defined as Net Income (Loss) and Pro Forma Net income (Loss), respectively, in each case adjusted for depreciation and amortization, impairment of other assets, stock-based compensation, certain litigation and transaction expenses, other (income) expense, income tax provision (benefit), and certain corporate allocation expenses. Certain litigation expenses consist of legal expenses and related fees and costs for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance, based on the several considerations which we assess regularly, including: (1) the frequency of similar cases that have been brought to date, or are expected to be brought in the future; (2) matter-specific facts and circumstances, such as the unique nature or complexity of the case and/or remedy(ies) sought, including the size of any monetary damages sought; (3) the counterparty involved; and (4) the extent to which management considers these amounts for purposes of operating decision-making and in assessing operating performance. Certain transaction expenses consist of professional advisor costs related to the business combination with Hulu + Live TV. Certain corporate allocation expenses consist of expenses related to allocations of Hulu and Disney’s corporate executive functions and other services previously provided by Hulu and Disney to the Hulu Live Business. As many of these corporate functions are redundant to those already existing at Fubo, Fubo expects to incur limited additional costs to operate as a combined public company that are not based on the commercial arrangements effective as of the Closing Date.

Adjusted EBITDA Margin and Pro Forma Adjusted EBITDA Margin

Adjusted EBITDA Margin and Pro Forma Adjusted EBITDA Margin are non-GAAP financial measures defined as Adjusted EBITDA divided by Revenue and Pro Forma Adjusted EBITDA divided by Pro Forma Revenue, respectively.

Free Cash Flow

Free Cash Flow is a non-GAAP measure defined as Net cash provided by (used in) operating activities, reduced by capital expenditures (consisting of purchases of property and equipment), capitalization of internal use software, purchases of intangible assets and gain on settlement of litigation, net. We believe Free Cash Flow is an important liquidity measure of the cash that is available for operational expenses, investments in our business, strategic acquisitions, and for certain other activities such as repaying debt obligations and stock repurchases. Free Cash Flow is a key financial indicator used by management. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. The use of Free Cash Flow as an analytical tool has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Because of these limitations, Free Cash Flow should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Reconciliation of Key Performance Metrics and Non-GAAP Financial Measures

Certain measures used in this press release, including Adjusted EBITDA, Pro Forma Adjusted EBITDA, Adjusted EBITDA Margin, Pro Forma Adjusted EBITDA Margin and Free Cash Flow, are non-GAAP financial measures. We believe these are useful financial measures for investors as they are supplemental measures used by management in evaluating our core operating performance. Our non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures are not a substitute for GAAP financial measures. Second, these non-GAAP financial measures may not provide information directly comparable to measures provided by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently.

The following tables include reconciliations of the historical non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures.

FuboTV Inc.

Reconciliation of Net Income (Loss) and Pro Forma Net Income (Loss) to Non-GAAP Adjusted EBITDA and Pro Forma Non-GAAP Adjusted EBITDA

(in thousands)

	Three Months Ended
	March 31, 2026	December 31, 2025	September 27, 2025	June 28, 2025	March 29, 2025
	As-Reported	Pro Forma	Pro Forma	Pro Forma	Pro Forma
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$(6,206)	$(46,388)	$(96,253)	$(71,970)	$120,576
Depreciation and amortization	36,010	27,367	46,579	46,580	46,570
Stock-based compensation	10,187	18,240	14,068	12,832	3,075
Certain litigation and transaction expenses(1)	628	36,793	7,664	8,271	10,629
Other (income) expense	(3,215)	(8,808)	(528)	(564)	(220,996)
Income tax provision (benefit)	343	367	(3,410)	(63)	4,433
Certain corporate allocation expenses(2)	-	13,825	35,936	35,923	37,120
Adjusted EBITDA	37,747	41,396	4,056	31,009	1,407

Adjusted EBITDA	37,747	41,396	4,056	31,009	1,407
Divide:
Revenue	1,573,867	1,683,120	1,501,733	1,483,785	1,564,316
Adjusted EBITDA Margin	2.4%	2.5%	0.3%	2.1%	0.1%

(1)	Certain litigation expenses consist of legal expenses and related fees for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance. For the periods presented, the adjustment included expenses attributable to antitrust and data privacy litigation. Certain transaction expenses consist of professional advisor costs related to the business combination with Hulu + Live TV.
(2)	Certain corporate allocation expenses consist of expenses related to allocations of Hulu and Disney’s corporate executive functions and other services previously provided by Hulu and Disney to the Hulu Live Business. As many of these corporate functions are redundant to those already existing at Fubo, Fubo expects to incur limited additional costs to operate as a combined public company that are not based on the commercial arrangements effective as of the Closing Date.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of Fubo that involve substantial risks and uncertainties. All statements contained in this press release that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy and plans, our financial results and our expected future financial results, including our financial outlook and/or guidance and long-term targets, which include Adjusted EBITDA, Pro Forma Adjusted EBITDA, Free Cash Flow and ending cash, cash equivalents and restricted cash, our offerings and the benefits of any expanded product offerings and technical innovations, including the use of AI tools and the benefits therefrom, our partnerships and other arrangements, our sports programming and packaging, distribution and consumer preferences, the benefits of the Business Combination, and progression on synergy opportunities and anticipated related benefits. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Fubo makes due to a number of important factors, including but not limited to the following: our ability to achieve or maintain profitability; risks related to our access to capital and fundraising prospects to fund our financial operations and support our planned business growth; risks related to the integration of the Hulu + Live TV business; risks related to our organizational structure following completion of the Business Combination; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to effectively manage our growth; risks related to the Business Combination; the long-term nature of our content commitments; our ability to renew our long-term content contracts on sufficiently favorable terms; our ability to attract and retain subscribers; risks related to our commercial arrangements with Hulu; obligations imposed on us through our agreements with certain distribution partners; our ability to license streaming content or other rights on acceptable terms; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to the difficulty in measuring key metrics related to our business; risks related to preparing and forecasting our financial results; risks related to the highly competitive nature of our industry; risks related to our technology, as well as cybersecurity and data privacy-related risks; risks related to our conversion to a Delaware corporation and our status as a “controlled company”; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2025 filed with the Securities and Exchange Commission (“SEC”), our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, to be filed with the SEC, and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this press release represent Fubo’s views as of the date of this press release. Fubo anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing Fubo’s views as of any date subsequent to the date of this press release.

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Investor Contacts

Ameet Padte, Fubo

ameet@fubo.tv

Media Contacts

Jennifer L. Press, Fubo

jpress@fubo.tv

Bianca Illion, Fubo

billion@fubo.tv